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                                                                   Exhibit 10.28


                                      NOTE

$35,000,000                                                     April 14, 1994



                 FOR VALUE RECEIVED, CARLISLE PLASTICS, INC., a Delaware corporation (the "Company"), hereby promises to pay to CARLISLE FUNDING PLASTICS CORPORATION (the "Lender"), for its account, the principal sum of $35,000,000 Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Sale Agreement referred to below), in lawful money of the United States of America and in immediately available funds immediately on the demand of the Lender.

                 The date, amount and interest rate, of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

                 This Note is the Note referred to in the Receivables Sale Agreement (as modified and supplemented and in effect from time to time, the "Sale Agreement") dated as of April 14, 1994 by and between the Company and the Lender and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Sale Agreement.

                 The Sale Agreement provides for prepayments of Loans upon the terms and conditions specified therein.

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                                   CARLISLE PLASTICS, INC.



                                                   By /s/ Rajiv P. Bhatt
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